                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): February 5, 2002




                               IDMEDICAL.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Colorado                       333-47294               84-1506325
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)



1 Beach Drive, Unit 41, St. Petersburg, Florida                         33701
--------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: (727) 822-7011
                                                   -----------------------------




--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

AGREEMENT AND PLAN OF REORGANIZATION. On February 5, 2002, the Registrant acquired 100% of the issued and outstanding common stock of ToolTrust Corporation, a Nevada corporation, in exchange for an aggregate of 20,000,000 shares of the Registrant's common stock pursuant to an Agreement and Plan of Reorganization dated October 19, 2001 ("Reorganization Agreement"). As a result, ToolTrust became a wholly-owned subsidiary of the Registrant. The Registrant also formed a new wholly-owned subsidiary, IDMedical, Inc., to operate its online medical records business.

ToolTrust has two wholly-owned subsidiaries: ClearDialog.com, Inc. ("ClearDialog"), an applications service provider specializing in live voice conferencing systems and LocalToolBox Corporation ("LocalToolbox"), which provides web content and website management services. Prior to ToolTrust's acquisition of ClearDialog and LocalToolbox in October 2001, ToolTrust had no operations, revenues or liabilities. As such, the financial statements for ToolTrust at September 30, 2001 reflect no balances and were not audited.

RESIGNATIONS AND APPOINTMENT OF DIRECTORS. Pursuant to the Reorganization Agreement, effective October 19, 2001, the officers and directors of the Registrant resigned their respective positions and Robert P. Gordon, James E. Robbins, Robert L. Evans, Joseph R. King, and Garrett J. Girvan became directors of the Registrant. Summary biographies of the Registrant's new officers and directors follow:

Robert P. Gordon, Chairman, Chief Executive Officer -- Mr. Gordon founded ToolTrust Corporation in April 2001 and has coordinated the aggregation of the Registrant's three technology, marketing and services-focused subsidiaries:
IDMedical, Inc., LocalToolbox and ClearDialog. Mr. Gordon has over 25 years experience in national and international business development. Mr. Gordon has a B.A. in Philosophy and Biology from New York University, where he also did his graduate studies.

James Robbins, Director, President & Secretary -- Mr. Robbins founded LocalToolbox Corporation, a web publishing technology provider, based on content management systems he developed during his tenure as Vice-President of Content for SoftNet Systems, Inc., a global provider of broadband Internet services. Prior to LocalToolbox and beginning in December 1998, Mr. Robbins served as the Senior Director of Content Services for ISP Channel, a SoftNet subsidiary. During his tenure at ISP Channel, he conceived of and launched a network of ninety community portal sites across the United States. These portals, known as "ISP Channel Neighborhoods," recruit strategic partners (currently more than 500) in each of ISP Channel's cable modem affiliate systems to produce and publish web content to their respective Neighborhood sites. Prior to joining ISP Channel, Mr. Robbins served as director of new media for Gannett Company, Inc., where he directed the creation of several successful web ventures. Mr. Robbins is a graduate of Westmont College in Santa Barbara, California and performed post-graduate study at California State University, Fullerton in the Department of Communications.

Robert L. Evans, Director -- Mr. Evans founded ISP Channel (A SoftNet Systems, Inc. subsidiary), at one time the United States' third largest cable broadband system integrator, Autotalk, Inc., a broadcaster of traffic information, which used Mr. Evan's Autotalk technology. The Autotalk product had widespread retail distribution at Good Guys, Circuit City and Airline SkyMall Magazines. Mr. Evans also founded International Teletext Communications, Inc. which used data imbedding transmission and receiving devices invented by Mr. Evans. Mr. Evans created a network of data content transmissions on three satellite video uplink feeds and over thirty television stations nationwide over a period of six years.

Joseph R. King, Director - Mr. King is presently the Chairman and Chief Executive Officer of The Narragansett Group, Inc. ("TNG") and acting Chairman and Chief Executive Officer of Heart of a Champion Foundation. Prior to TNG, Mr. King served as the National Director of fundraising with the United States Olympic Committee and was the Director of Marketing for MADD. He has also served with organizations such as The Boy Scouts of America and The United Cerebral Palsy Organization. In addition, Mr. King serves on the boards of The Jesse Owens Foundation, The National Federation of Non-Profits, and the Future Business Leaders of America.

Garrett J. Girvan, Director - Mr. Girvan currently serves as a consultant on several Internet-related ventures, including the sale of Intellicom, a pioneer in Internet-over-satellite technology, and funding of Synovial, a developer of middleware software for wireless devices. Mr. Girvan previously served in several roles at SoftNet Sytems, Inc., a global broadband Internet services company, including CEO, COO and CFO. Prior to his tenure with SoftNet, Mr. Girvan held various positions within Viacom Inc.'s cable TV division, including COO and CFO. Mr. Girvan has also held numerous financial positions in such companies as Shaklee Corp. and Price Waterhouse. In addition to his extensive business experience, Mr. Girvan also served as a captain in the United States Marine Corp., including a tour in Viet Nam.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements are provided herewith, commencing on page F-1.

         (b) Pro Forma Financial Information. The required pro forma financial information is being provided herewith, commencing on page P-1 following the financial statements.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

Exhibit No.       Description

2.1 Agreement and Plan of Reorganization dated October 19, 2001 by and among the Registrant, ToolTrust Corporation ("ToolTrust") and certain shareholders of ToolTrust (Incorporated by reference to Exhibit 2.1 to the Registrant's quarterly report on Form 10-QSB filed November 19, 2001).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IDMEDICAL.COM, INC.



                                       By: /s/ Robert P. Gordon
                                          --------------------------------------
                                          Robert P. Gordon, CEO & Treasurer

Date: February 12, 2002

                          INDEX TO FINANCIAL STATEMENTS

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                      With

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                       July 31, 2001 and December 31, 2000



Report of Independent Certified Public Accountants                                      F-2

         Financial Statements:

         Balance Sheets                                                                 F-3

         Statements of Operations                                                       F-4

         Statement of Changes in Stockholders' Equity                                   F-5

         Statements of Cash Flows                                                       F-6

         Notes to Financial Statements                                                  F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








The Board of Directors
LocalToolbox Corporation
Palo Alto, California

We have audited the accompanying balance sheets of LocalToolbox Corporation (A Development Stage Company) as of July 31, 2001 and December 31, 2000, and the related statements of operations, changes in stockholders' equity and cash flows for the seven months ended July 31, 2001 and the period from November 7, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of LocalToolbox Corporation (A Development Stage Company) as of July 31, 2001 and December 31, 2000, and the results of its operations, changes in stockholders' equity and its cash flows for the seven months ended July 31, 2001 and the period from November 7, 2000 (date of inception) through December 31, 2000, in conformity with generally accepted accounting principles in the United States of America.

The accompanying balance sheets have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has minimal stockholders' equity and has a working capital deficiency that raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                            Schumacher & Associates, Inc.
                                            Certified Public Accountants
                                            2525 Fifteenth Street, Suite 3H
                                            Denver, Colorado 80211



December 3, 2001

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                     ASSETS





                                                          September 30
                                                              2001            July 31,        December 31,
                                                          (Unaudited)           2001              2000
                                                         --------------    --------------    --------------
Current Assets:
         Cash                                            $        1,487    $        3,485    $           --
         Accounts receivable                                     17,473             3,547                --
                                                         --------------    --------------    --------------
Total Current Assets                                             18,960             7,032                --

Property and equipment, net of accumulated
 depreciation of $447 at July 31, 2001 and
 $621 at September 30, 2001                                       4,586             4,760             2,000
                                                         --------------    --------------    --------------


         TOTAL ASSETS                                    $       23,546    $       11,792    $        2,000
                                                         ==============    ==============    ==============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Accounts payable                                $       10,399    $       10,399    $           --
         Deferred income                                          1,150             1,150                --
                                                         --------------    --------------    --------------
                  Total Current Liabilities                      11,549            11,549                --
                                                         --------------    --------------    --------------

TOTAL LIABILITIES                                                11,549            11,549                --
                                                         --------------    --------------    --------------

Commitments (Notes 1,2,4,6,7 and 8)

Stockholders' Equity:
         Common Stock, $.001 par value
         1,000,000 shares authorized
         730,000 shares issued and outstanding                      730               730                25
         Additional paid-in capital                             119,103           119,103             1,975
         Accumulated (deficit)                                 (107,836)         (119,590)               --
                                                         --------------    --------------    --------------

TOTAL STOCKHOLDERS' EQUITY                                       11,997               243             2,000
                                                         --------------    --------------    --------------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                                  $       23,546    $       11,792    $           --
                                                         ==============    ==============    ==============

    The accompanying notes are an integral part of the financial statements.

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                       For the period   For the period
                                                                        from November   from November
                                        For the two                     7, 2000 (date   7, 2000 (date
                                       months ended    For the seven    of inception)   of inception)
                                       September 30,   months ended       through          through
                                           2001          July 31,       December 31,    July 31, 2001
                                        (unaudited)        2001             2000         (Unaudited)
                                       -------------   -------------   --------------   --------------
Revenue:
   Sales                               $      27,845   $      71,676    $          --   $      99,521
                                       -------------   -------------    -------------   -------------


Expenses:
   Depreciation                                  174             447               --             621

   Consulting fees                            13,100         182,953               --         196,053


   Other operating expenses                    2,817           7,866               --          10,683
                                       -------------   -------------    -------------   -------------
         Total                                16,091         191,266               --         207,357


Net Income (Loss)                      $      11,754   $    (119,590)   $          --   $    (107,836)
                                       =============   =============    =============   =============

Net Income (Loss) Per Share            $         .02   $        (.28)   $         nil   $        (.20)
                                       =============   =============    =============   =============

Weighted Average Shares
 Outstanding                                 730,000         427,857           25,000         553,750
                                       =============   =============    =============   =============



    The accompanying notes are an integral part of the financial statements.

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                  STATEMENT OF CHANGES OF STOCKHOLDERS' EQUITY




                                                                                   Additional
                                                                  Common Stock       Paid-In      Accumulated
                                     No./Shares       Amount        Capital          Deficit          Total
                                    ------------   ------------   ------------    ------------    ------------
Balance at November 7, 2000                   --   $         --   $         --    $         --    $         --

Issuance of stock at inception at
$.001 per share                           25,000             25          1,975              --           2,000
                                    ------------   ------------   ------------    ------------    ------------

Balance at December 31, 2000              25,000             25          1,975              --           2,000

Stock split                              705,000            705           (705)             --              --

Additional paid-in capital                    --             --        117,833              --         117,833

Net (Loss) for the seven months
ended July 31, 2001                           --             --             --        (119,590)       (119,590)
                                    ------------   ------------   ------------    ------------    ------------

Balance at July 31, 2001                 730,000            730        119,103        (119,590)            243

Net Income for the two months
ended September 30, 2001
(unaudited)                                   --             --             --          11,754        (119,590)
                                    ------------   ------------   ------------    ------------    ------------

Balance at September 30, 2001
(unaudited)                              730,000   $        730   $    119,103    $   (107,836)   $     11,997
                                    ============   ============   ============    ============    ============



    The accompanying notes are an integral part of the financial statements.

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                             For the period   For the period
                                                                              from November   from November,
                                            For the two                       7, 2000 (date   7, 2000 (date
                                            months ended     For the seven    of inception)   of inception)
                                            September 30,    months ended       through         through
                                                2001           July 31,       December 31,      July 31,
                                             (Unaudited)         2001             2000            2001
                                            -------------    -------------   --------------   --------------
Cash Flows from Operating Activities:
   Net income (loss)                        $      11,754    $    (119,590)   $          --   $    (119,590)
   Adjustments to reconcile net (loss)
      to net cash provided by
      operating activities:
         Depreciation                                 174              447               --             447
         (Increase) decrease in:
           Accounts receivable                    (13,926)          (3,547)              --          (3,547)
         Increase (decrease) in:
          Accounts payable                             --           10,399               --          10,399
          Deferred income                              --            1,150               --           1,150
                                            -------------    -------------    -------------   -------------
Net Cash (used in) Operating Activities            (1,998)        (111,141)              --        (111,141)
                                            -------------    -------------    -------------   -------------

Cash Flows from Investing Activities:
   Acquisition of property and equipment               --           (3,207)              --          (3,207)
                                            -------------    -------------    -------------   -------------
Net Cash (used in) Investing Activities                --           (3,207)              --          (3,207)
                                            -------------    -------------    -------------   -------------

Cash Flows from Financing Activities:
   Common stock issued and additional
     paid-in capital                                   --          117,833               --         117,833
                                            -------------    -------------    -------------   -------------
Net Cash Provided by Financing Activities              --          117,833               --         117,833
                                            -------------    -------------    -------------   -------------

Increase (decrease)  in Cash                       (1,998)           3,485               --           3,485
                                            -------------    -------------    -------------   -------------

Cash, Beginning of Period                           3,485               --               --              --
                                            -------------    -------------    -------------   -------------

Cash, End of Period                                 1,487            3,485               --           3,485
                                            -------------    -------------    -------------   -------------

Interest Paid                                          --               --               --              --
                                            -------------    -------------    -------------   -------------

Income Taxes Paid                                      --               --               --              --
                                            -------------    -------------    -------------   -------------

Supplemental Information:

During the periods ended December 31, 2000 and July 31, 2001, the Company issued 25,000 shares and 705,000 shares, respectively, in exchange for equipment valued at $2,000. This transaction was recorded as a stock split.

    The accompanying notes are an integral part of the financial statements.

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and the Two Months then ended is Unaudited)

(1)      Summary of Significant Accounting Policies

This summary of significant accounting policies of LocalToolbox Corporation (A Development Stage Company) (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

         (a)      General

         The Company was incorporated under the laws of the State of Nevada on November 7, 2000 in order to develop an Application Service Provider
         (ASP) in Internet-based communications and provide web services for third parties on the company's servers. The Company uses a December 31 year end.

         (b)      Per Share Information

         Per share information is determined using the weighted average number of shares outstanding during the periods.

         (c)      Property and Equipment

         Property and equipment is carried at cost, net of accumulated depreciation. Depreciation is computed using principally accelerated methods over the useful lives of the assets ranging from three to thirty years.

         (d)      Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         (e)      Basis of Presentation - Going Concern

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has minimal stockholders' equity and has a working capital deficiency that raise substantial doubts about its ability to continue as a going concern. Management is attempting to raise additional capital and to complete a business combination.

         In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of a business combination.

         Management believes that its ability to raise additional capital and attempting to complete a business combination provide an opportunity for the Company to continue as a going concern.

                            LOCAL TOOLBOX CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and the Two Months then ended is Unaudited)

(2)      Common Stock

The Articles of Incorporation of the Company authorize issuance of a maximum of 1,000,000 shares of $.001 par value common stock.

The Company issued 25,000 shares at inception and 705,000 during the period ended July 31, 2001 to an entity in exchange for computer equipment valued at $2,000.

Effective January 1, 2001, the Company granted 270,000 options to its president vesting one-third at January 1, 2002 and the balance vested pro rata each month worked over the following 24 months. These options were canceled effective October 19, 2001 with the business combination with ToolTrust Corporation, as described in footnote 8.

(3)      Income Taxes

As of July 31, 2001, there are no current or deferred income taxes payable. As of July 31, 2001, the Company has total deferred tax assets of approximately $23,918 due to operating loss carry forwards. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the entire $23,918. Thus, no tax assets have been recorded in the financial statements as of July 31, 2001.

The Company has available at December 31, 2001, unused operating loss carry forwards of approximately $119,590 which may be applied against future taxable income, expiring in various years through 2022. The available net operating loss carry forwards may be reduced if there is a 50% or more change in ownership.

(4)      Commitments

Effective November 2000, the Company agreed to pay for services to several individuals. As of July 31, 2001, these individuals were paid $65,000 in cash. The value of these services was estimated to be an additional $117,833. This amount was recorded as additional paid in capital.

(5)      Property and Equipment

Property and equipment was composed of the following at July 31, 2001 and December 31, 2000:

                                   July 31,      December 31,
                                     2001            2000
                                 ------------    ------------
Office furniture and equipment   $      5,207    $      2,000
                                 ------------    ------------
                                        5,207           2,000
Less Accumulated Depreciation            (447)             --
                                 ------------    ------------
   Property and equipment, net   $      4,760    $      2,000
                                 ============    ============

(6)      Related Party Transactions

The Company uses the office of its shareholder at no cost to the Company.

During July 2001, the Company entered into a bridge loan agreement with the president of its major shareholder. Under the agreement, the Company would borrow $10,000, uncollateralized, from this individual in exchange for interest at 50%, monthly payments of $1,076, and a 40% interest in future net revenues generated from its Music.mu website. This loan matures July 12, 2002. At July 31, 2001, the Company had not borrowed this $10,000.

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and the Two Months then ended is Unaudited)

(7)      Stock-Based Compensation

Stock options

As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee option plans. Under APB 25, compensation expenses is recognized at the time of option grant if the exercise price of the Company's employee stock option is below the fair market value of the underlying common stock on the date of the grant.

The Company's Board of Directors has granted non-qualified stock options to an officer of the Company. The following is a summary of activity under the stock option plan for the months between January 1, 2001 and July 31, 2001.

                                       Number of                Weighted Average Exercise
                                         Shares                         Price
                                       ---------                -------------------------
Options Outstanding, January 1, 2001          --                        $  --
   Granted                               270,000                        $.001
   Exercised                                  --                        $  --
   Canceled                                   --                        $  --
                                       ---------                        -----
Options Outstanding, July 31, 2001       270,000                        $.001
                                       =========                        =====

At July 31, 2001, outstanding options vest as follows:

                                Range of                              Weighted
                             Exercise Prices          Number of        Average
Vested at July 31,         Low            High          Shares      Exercise Price
------------------     ------------   ------------   ------------   --------------
2002                   $       .001   $       .001        142,500   $         .001
2003                   $       .001   $       .001         90,000   $         .001
2004                   $       .001   $       .001         37,500   $         .001
                                                     ------------
                                                          270,000
                                                     ============

If not previously exercised, options outstanding at July 31, 2001, will expire on December 31, 2005.

                            LOCALTOOLBOX CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and the Two Months then ended is Unaudited)

(7)      Stock-Based Compensation, Continued

         The Company applies APB Opinion 25 and related interpretations in accounting for its stock options and warrants which are granted to employees. Accordingly, no compensation cost has been recognized for grants of options to employees since the exercise prices were not less than the fair value of the Company's common stock on the grant dates. Had compensation cost been determined based on an estimate of the fair value consistent with the method of SFAS No. 123 at the grant dates for awards under those plans, the Company's net income and EPS would have been reduced by an immaterial amount.

         The weighted average fair value of options granted to the officer amounted to less than $.001 for the period ended July 31, 2001. The fair value of each employee option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                   Period Ended July 31, 2001
                                                   --------------------------
            Expected volatility                               0.1%
            Risk-free interest rate                           6.0%
            Expected dividends                                 --
            Expected terms (in years)                           3

(8)      Subsequent Events

         Effective October 19, 2001, the Company entered into an agreement and plan of reorganization with ToolTrust Corporation (ToolTrust), whereby ToolTrust acquired 100% of all the issued and outstanding shares of common stock of the Company in exchange for 8,000,000 shares of ToolTrust's common stock. Upon the closing, the Company became a wholly-owned subsidiary of ToolTrust.

         Also effective October 19, 2001, ToolTrust entered into an agreement and plan of reorganization with IDMedical.Com, Inc. (IDMD), whereby IDMD acquired 100% of all the issued and outstanding shares of common stock of ToolTrust in exchange for 20,000,000 shares of restricted common stock of IDMD. Upon the closing, ToolTrust became a wholly-owned subsidiary of IDMD.

(9)      Condensed Financial Statements

         The September 30, 2001 financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the July 31, 2001 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

                          INDEX TO FINANCIAL STATEMENTS

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                      With

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                       July 31, 2001 and December 31, 2000








Report of Independent Certified Public Accountants                                      F-12

         Financial Statements:

         Balance Sheets                                                                 F-13

         Statements of Operations                                                       F-14

         Statement of Changes in Stockholders' (Deficit)                                F-15

         Statements of Cash Flows                                                       F-16

         Notes to Financial Statements                                                  F-17

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








The Board of Directors
ClearDialog Communications, Inc.
Palo Alto, California

We have audited the accompanying balance sheets of ClearDialog Communications, Inc. (A Development Stage Company) as of July 31, 2001 and December 31, 2000, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the seven months ended July 31, 2001 and the period from August 23, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of ClearDialog Communications, Inc. (A Development Stage Company) as of July 31, 2001 and December 31, 2000, and the results of its operations, changes in its stockholders' (deficit) and its cash flows for the seven months ended July 31, 2001 and the period from August 23, 2000 (date of inception) through December 31, 2000, in conformity with generally accepted accounting principles in the United States of America.

The accompanying balance sheets have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has a stockholders' deficit and has a working capital deficiency that raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                            Schumacher & Associates, Inc.
                                            Certified Public Accountants
                                            2525 Fifteenth Street, Suite 3H
                                            Denver, Colorado 80211



December 3, 2001

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                     ASSETS




                                                                   September 30
                                                                       2001          July 31,      December 31,
                                                                    (Unaudited)        2001            2000
                                                                   ------------    ------------    ------------
Current Assets:
         Cash                                                      $        883    $        883          49,710
                                                                   ------------    ------------    ------------
Total Current Assets                                                        883             883          49,710

Property and equipment, net of accumulated
 depreciation of $893 at July 31, 2001                                    7,404           7,681              --
                                                                   ------------    ------------    ------------

         TOTAL ASSETS                                              $      8,287    $      8,564    $     49,710
                                                                   ============    ============    ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
         Accounts payable                                          $     94,716    $     94,716    $     31,000
                                                                   ------------    ------------    ------------
Total Current Liabilities                                                94,716          94,716          31,000

TOTAL LIABILITIES                                                        94,716          94,716          31,000
                                                                   ------------    ------------    ------------

Commitments (Notes 1,2,4,6,7 and 8)

Stockholders' Equity (Deficit):
         Common Stock, $.001 par value
         10,000,000 shares authorized
         4,110,000 shares issued and outstanding                          4,110           4,110           4,110
         Options granted                                                109,375         109,375          67,708
         Additional paid-in capital                                      99,890          99,890          99,890
         Accumulated (deficit)                                         (299,804)       (299,527)       (152,998)
                                                                   ------------    ------------    ------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    (86,429)        (86,152)         18,710
                                                                   ------------    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                                                  $      8,287    $      8,564    $     49,710
                                                                   ============    ============    ============



    The accompanying notes are an integral part of the financial statements.

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                        For the period   For the period
                                                                        from August 23,  from August 23,
                                        For the two                      2000 (date of    2000 (date of
                                       months ended     For the seven     inception)       inception)
                                       September 30,    months ended       through          through
                                           2001           July 31,       December 31,       July 31,
                                        (Unaudited)         2001             2000             2001
                                       -------------    -------------   ---------------  ---------------
Revenue:                               $          --    $          --    $          --    $          --
                                       -------------    -------------    -------------    -------------


Expenses:
   Advertising                                    --               --           10,000           10,000
   Depreciation                                  277              616               --              616
   Consulting fees                                --           70,292           77,708          148,000
   Research and development                       --               --           40,250           40,250
   Incubation fees                                --           75,000           25,000          100,000
   Other operating expenses                       --              621               40              661
                                       -------------    -------------    -------------    -------------
         Total                                   277          146,529          152,998          299,527

Net (Loss)                             $        (277)   $    (146,529)   $    (152,998)   $    (299,527)
                                       =============    =============    =============    -------------

Net (Loss) Per Share                   $         nil    $        (.03)   $        (.04)   $        (.07)
                                       =============    =============    =============    =============

Weighted Average Shares Outstanding        4,110,000        4,110,000        4,110,000        4,110,000
                                       =============    =============    =============    =============



    The accompanying notes are an integral part of the financial statements.

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

             STATEMENT OF CHANGES OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                              Additional       Stock
                                       Common Stock            Paid-In        Options      Accumulated
                                No./Shares       Amount        Capital        Granted        Deficit          Total
                               ------------   ------------   ------------   ------------   ------------    ------------
Balance at August 23, 2000               --   $         --   $         --   $         --   $         --    $         --

Issuance of stock at
inception at $.001 per share      4,000,000          4,000             --             --             --           4,000

Issuance of stock for cash
at $1.00 per share                  110,000            110         99,890             --             --         100,000

Stock options granted                    --             --             --         67,708             --          67,708

Net (loss) for the period
ended December 31, 2000                  --             --             --             --       (152,998)       (152,998)
                               ------------   ------------   ------------   ------------   ------------    ------------

Balance at December 31, 2000      4,110,000          4,110         99,890         67,708       (152,998)         18,710

Stock options granted                    --             --             --         41,667             --          41,667

Net (Loss) for the seven
months ended July 31, 2001               --             --             --             --       (146,529)       (146,529)
                               ------------   ------------   ------------   ------------   ------------    ------------

Balance at July 31, 2001          4,110,000          4,110         99,890        109,375       (299,527)        (86,152)

Net (Loss) for the two
months ended September 30,
2001 (Unaudited)                         --             --             --             --           (277)           (277)
                               ------------   ------------   ------------   ------------   ------------    ------------

Balance at July 31, 2001
(Unaudited)                       4,110,000   $      4,110   $     99,890   $    109,375   $   (299,804)   $    (86,429)
                               ============   ============   ============   ============   ============    ============

    The accompanying notes are an integral part of the financial statements.

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                             For the period   For the period
                                                                             from August 23,  from August 23,
                                             For the two                      2000 (date of    2000 (date of
                                            months ended     For the seven     inception)       inception)
                                            September 30,    months ended       through          through
                                                 2001          July 31,       December 31,       July 31,
                                             (Unaudited)         2001             2000             2001
                                            -------------    -------------   ---------------  ---------------
Cash Flows from Operating Activities:
   Net (loss)                               $        (277)   $    (146,529)   $    (152,998)   $    (299,527)
   Adjustments to reconcile net (loss)
      to net cash provided by operating
      activities:
         Depreciation                                 277              616               --              616
         Increase (decrease) in:
          Accounts payable                             --           63,716           31,000           94,716
          Options payable                              --           41,667           67,708          109,375
                                            -------------    -------------    -------------    -------------
Net Cash (used in) Operating Activities                --          (40,530)         (54,290)         (94,820)
                                            -------------    -------------    -------------    -------------

Cash Flows from Investing Activities:
   Acquisition of property and equipment               --           (8,297)              --           (8,297)
                                            -------------    -------------    -------------    -------------
Net Cash (used in) Investing Activities                --           (8,297)              --           (8,297)
                                            -------------    -------------    -------------    -------------

Cash Flows from Financing Activities:
   Common stock issued and additional
     paid-in capital                                   --               --          104,000          104,000
                                            -------------    -------------    -------------    -------------
Net Cash Provided by Financing Activities              --               --          104,000          104,000
                                            -------------    -------------    -------------    -------------

Increase (decrease) in Cash                            --          (48,827)          49,710              883
                                            -------------    -------------    -------------    -------------


Cash, Beginning of Period                              --           49,710               --               --
                                            -------------    -------------    -------------    -------------

Cash, End of Period                                    --              883           49,710              883
                                            -------------    -------------    -------------    -------------

Interest Paid                                          --               --               --               --
                                            -------------    -------------    -------------    -------------

Income Taxes Paid                                      --               --               --               --
                                            -------------    -------------    -------------    -------------



     The accompanying notes are an integral part of the financial statements

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and the Two Months then ended is Unaudited)

(1)      Summary of Significant Accounting Policies

This summary of significant accounting policies of ClearDialog Communications, Inc. (A Development Stage Company) (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

         (a)      General

         The Company was incorporated under the laws of the State of Nevada on August 23, 2000 in order to develop a software product supporting voice chat rooms hosted over the Internet. The Company uses a December 31 year end.

         (b)      Per Share Information

         Per share information is determined using the weighted average number of shares outstanding during the periods.

         (c)      Property and Equipment

         Property and equipment is carried at cost, net of accumulated depreciation. Depreciation is computed using principally accelerated methods over the useful lives of the assets ranging from three to thirty years.

         (d)      Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         (e)      Basis of Presentation - Going Concern

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has a stockholders' deficit and a working capital deficiency that raise substantial doubts about its ability to continue as a going concern. Management is attempting to raise additional capital and to complete a business combination.

         In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of a business combination.

         Management believes that its ability to raise additional capital and attempting to complete a business combination provide an opportunity for the Company to continue as a going concern.

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
           (Information as September 30, 2001 and the Two Months then ended is Unaudited)

(2)      Common Stock

The Articles of Incorporation of the Company authorize issuance of a maximum of 10,000,000 shares of $.001 par value common stock.

The Company issued 4,000,000 shares at inception to an entity in exchange for services and start up costs.

Also during the period ended December 31, 2000, the Company sold in a public offering 100,000 shares of its securities. The Company incurred $10,000 of costs related to this offering. These offering costs were offset against the proceeds of the offering.

Effective November 2000, the Company granted 250,000 options to an individual vesting pro rata each month worked over 24 months. This individual vested in 67,708 options during the period ended December 31, 2000, and 41,667 options during the seven months ended July 31, 2001, for a total of 109,375 options. The remaining 140,625 options were to be vested monthly pro rata as the individual works. These options were canceled effective October 19, 2001 with the business combination with ToolTrust Corporation, as described in Note 8.

Also during November 2000, the Company set aside 250,000 shares for employee stock options. As of July 31, 2001, none of these options had been granted.

(3)      Income Taxes

As of July 31, 2001, there are no current or deferred income taxes payable. As of July 31, 2001, the Company has total deferred tax assets of approximately $59,905 due to operating loss carry forwards. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the entire $59,905. Thus, no tax assets have been recorded in the financial statements as of July 31, 2001.

The Company has available at December 31, 2001, unused operating loss carry forwards of approximately $299,527 which may be applied against future taxable income, expiring in various years through 2022. The available net operating loss carry forwards may be reduced if there is a 50% or more change in ownership.

(4)      Commitments

Effective October 30, 2000, the Company entered into an agreement with an entity to develop a software product supporting voice chat rooms hosted over the Internet. In December 2000, the Company paid an initial fee of $35,000 for the development work. The Company agreed to pay a $2,000 per month licensee fee for use of this software. The first payment is due upon delivery of the software. As of July 31, 2001, the software had not been delivered, and therefore, no licensee fees have been accrued as of July 31, 2001.

(5)      Property and Equipment

Property and equipment was composed of the following at July 31, 2001:

Office furniture and equipment     $ 8,297
                                   -------
                                     8,297
Less Accumulated Depreciation         (616)
                                   -------
     Property and equipment, net   $ 7,681
                                   =======

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and the Two Months then ended is Unaudited)

(6)      Related Party Transactions

During the periods ended December 31, 2000 and July 31, 2001, the Company incurred $25,000 and $75,000, respectively, in incubation fees from its major shareholder. The Company owed $21,000 and $86,000 at December 31, 2000 and July 31, 2001, respectively, related to these incubation fees.

The Company uses the office of its major shareholder at no cost to the Company.

(7)      Stock-Based Compensation

As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee option plans. Under APB 25, compensation expense is recognized at the time of option grant if the exercise price of the Company's employee stock option is below the fair market value of the underlying common stock on the date of the grant.

The Company's Board of Directors has granted non-qualified stock options to a non-employee of the Company. The following is a summary of activity under the stock option plan for the months between August 23, 2000 and July 31, 2001:

                                                     Weighted
                                          Non-       Average
                                        employee     Exercise
                                        Options        Price
                                       ----------   ----------
Options outstanding, August 23, 2000           --   $       --
   Granted and vested in 2000              67,708         .001
   Granted and vested during seven
      months ended July 31, 2001           41,667         .001
   Exercised                                   --           --
   Canceled                                    --           --
                                       ----------   ----------
Options Outstanding, July 31, 2001        109,375   $     .001
                                       ==========   ==========

                        CLEARDIALOG COMMUNICATIONS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
          (Information as of September 30, 2001 and the Two Months then ended is Unaudited)

(7)      Stock-Based Compensation, Continued

For all options granted, the weighted average market price of the Company's common stock on the grant date was above the weighted average exercise price. The weighted average fair value of the grants at market was $1.00. The weighted average remaining contracted life for all options at July 31, 2001 was approximately nine months. At July 31, 2001, all options were fully vested and exercisable. If not previously exercised, the options outstanding at July 31, 2001 will expire on June 14, 2002.

The Company applies APB Opinion 25 and related interpretation in accounting for its stock options which are granted to employees. Accordingly, no compensation cost has been recognized due to no employee options have been granted. Therefore, no pro-forma expense would be required for the periods ended December 31, 2000 and July 31, 2001 in relation to SFAS 123.

The fair market value of the options granted were estimated on the date of grant using the purchase price of stock sold to another entity during the same period.

(8)      Subsequent Events

Effective October 19, 2001, the Company entered into an agreement and plan of reorganization with ToolTrust Corporation (ToolTrust), whereby ToolTrust acquired 100% of all the issued and outstanding shares of common stock of the Company in exchange for 2,000,000 shares of ToolTrust's common stock. Upon the closing, the Company became a wholly-owned subsidiary of ToolTrust.

Also effective October 19, 2001, ToolTrust entered into an agreement and plan of reorganization with IDMedical.Com, Inc. (IDMD), whereby IDMD acquired 100% of all the issued and outstanding shares of common stock of ToolTrust in exchange for 20,000,000 shares of restricted common stock of IDMD. Upon the closing, ToolTrust became a wholly-owned subsidiary of IDMD.

(9)      Condensed Financial Statements

The September 30, 2001 financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the July 31, 2001 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and the procedures that will be accomplished by the Company later in the year.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS


                           IDMEDICAL.COM, INC. (IDMD)

                          TOOLTRUST CORPORATION (TOOL)
                        LOCALTOOLBOX CORPORATION (LOCAL)
                    CLEARDIALOG COMMUNICATIONS, INC. (CLEAR)

               PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)




Pro Forma Financial Statements:

         Balance Sheet                                                 P-2

         Statements of Operations                                      P-4

         Notes to Pro Forma Financial Statements                       P-6

                           IDMEDICAL.COM, INC. (IDMD)
                          TOOLTRUST CORPORATION (TOOL)
                        LOCALTOOLBOX CORPORATION (LOCAL)
                    CLEARDIALOG COMMUNICATIONS, INC. (CLEAR)

                             PRO FORMA BALANCE SHEET
                                   (Unaudited)


                                          IDMD           TOOL          LOCAL          CLEAR
                                      September 30,  September 30,  September 30,  September 30,
                                          2001           2001           2001           2001           Adjustments      Combined
                                      -------------  -------------  -------------  -------------     -------------   -------------
                                                               ASSETS

Current Assets:
      Cash                            $       8,777  $          --  $       1,487  $         883     $ (3) 130,000   $     141,147
      Other                                   2,405             --         17,473             --                --          19,878
                                      -------------  -------------  -------------  -------------     -------------   -------------
        Total Current Assets                 11,182             --         18,960            883           130,000         161,025

      Property and equipment, net
       of accumulated depreciation           29,706             --          4,586          7,404                --          41,696
      Intangible assets, net of
       accumulated amortization             247,523             --             --             --                --         247,523
      Investment in subsidiaries                 --             --             --             --       (2)  10,000
                                                                                                       (3) (10,000)             --
      Other assets                           31,917             --             --             --                            31,917
                                      -------------  -------------  -------------  -------------     -------------   -------------

Total Assets                          $     320,328  $          --  $      23,546  $       8,287     $     130,000   $     482,161
                                      =============  =============  =============  =============     =============   =============



          The accompanying notes are an integral part of the pro forma financial statements.

                           IDMEDICAL.COM, INC. (IDMD)
                          TOOLTRUST CORPORATION (TOOL)
                        LOCALTOOLBOX CORPORATION (LOCAL)
                    CLEARDIALOG COMMUNICATIONS, INC. (CLEAR)

                             PRO FORMA BALANCE SHEET
                                   (UNAUDITED)

                                         IDMD            TOOL          LOCAL          CLEAR
                                     September 30,   September 30,  September 30,  September 30,
                                         2001            2001           2001           2001            Adjustments     Combined
                                     -------------   -------------  -------------  -------------      -------------  -------------
                                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
      Accounts payable and accrued
        expenses                     $      73,083   $          --  $      15,399  $      94,716      $          --  $     183,198
      Unearned revenue                         468              --          1,150             --                 --          1,618
      Current maturities on capital
        lease obligations                    5,611              --             --             --                 --          5,611
      Indebtedness to related
        parties                             30,000              --             --             --                 --         30,000
                                     -------------   -------------  -------------  -------------      -------------  -------------
        Total Current Liabilities          109,162              --         16,549         94,716                 --        220,427

Capital lease obligations, long
  term                                      15,231              --             --             --                 --         15,231
                                     -------------   -------------  -------------  -------------      -------------  -------------
Total Liabilities                          124,393              --         16,549         94,716                 --        235,658

Stockholders' Equity (Deficit)
      Common stock                          10,281              --            730          4,110          (1)10,000
                                                                                                          (2)10,000
                                                                                                          (3)20,173
                                                                                                         (3)(20,000)
                                                                                                            (3)(730)
                                                                                                          (3)(4,110)
      Additional paid-in capital         1,538,175              --        119,103        109,375      (3)(1,538,175)        30,454
                                                                                                         (3)109,827
                                                                                                        (3)(119,103)
                                                                                                        (3)(109,375)
                                                                                                         (3)512,154        621,981
      Outstanding common stock
        options                             16,708              --             --         99,890         (3)(99,890)        16,708
      Outstanding warrants                 243,250              --             --             --                 --        243,250
      Deferred compensation               (243,250)             --             --             --         (1)(10,000)      (243,250)
      Accumulated (deficit)             (1,369,229)             --       (112,836)      (299,804)      (3)1,369,229       (422,640)
                                     -------------   -------------  -------------  -------------      -------------  -------------
        Total Stockholders' Equity
          (Deficit)                        195,935              --          6,997        (86,429)           130,000        246,503
                                     -------------   -------------  -------------  -------------      -------------  -------------
Total Liabilities and Stockholders'
  Equity (Deficit)                   $     320,328   $          --  $      23,546  $       8,287      $     130,000  $     482,161
                                     =============   =============  =============  =============      =============  =============

          The accompanying notes are an integral part of the pro forma financial statements.

                           IDMEDICAL.COM, INC. (IDMD)
                          TOOLTRUST CORPORATION (TOOL)
                        LOCALTOOLBOX CORPORATION (LOCAL)
                    CLEARDIALOG COMMUNICATIONS, INC. (CLEAR)

                       PRO FORMA STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                  IDMD              TOOL             LOCAL            CLEAR
                               Nine Months       Nine Months      Nine Months       Nine Months
                             Ended September   Ended September  Ended September   Ended September       Pro Forma     Pro Forma
                                 30, 2001          30, 2001         30, 2001          30, 2001         Adjustments    Combined
                             ---------------   ---------------  ---------------   ---------------      -----------   -----------
Revenue                      $           481   $            --  $        99,521   $            --      $        --   $   100,002
                             ---------------   ---------------  ---------------   ---------------      -----------   -----------

Operating Expenses                   289,128                --          212,357           146,806       (1) 10,000       658,291
                             ---------------   ---------------  ---------------   ---------------      -----------   -----------

Operating (Loss)                    (288,647)               --         (112,836)         (146,806)         (10,000)     (558,289)

Interest income                          356                --               --                --               --           356
Interest expense                        (929)               --               --                --               --          (929)
                             ---------------   ---------------  ---------------   ---------------      -----------   -----------

Net (Loss)                   $      (289,220)  $            --  $      (112,836)  $      (146,806)     $   (10,000)  $  (558,862)
                             ===============   ===============  ===============   ===============      ===========   ===========

Net (Loss) per Common Share                                                                                          $      (.02)
                                                                                                                     ===========

Weighted Average Number of
 Common Shares Outstanding                                                                                            30,281,500
                                                                                                                     ===========



          The accompanying notes are an integral part of the pro forma financial statements.

                           IDMEDICAL.COM, INC. (IDMD)
                          TOOLTRUST CORPORATION (TOOL)
                        LOCALTOOLBOX CORPORATION (LOCAL)
                    CLEARDIALOG COMMUNICATIONS, INC. (CLEAR)

                       PRO FORMA STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                 IDMD           TOOL         LOCAL         CLEAR
                              Year Ended     Year Ended   Period Ended  Period Ended
                               December       December      December      December         Pro Forma      Pro Forma
                               31, 2000       31, 2000      31,2000       31, 2000        Adjustments      Combined
                             ------------   ------------  ------------  ------------      ------------   ------------
Revenue                      $        417   $         --  $         --  $         --      $         --   $        417
                             ------------   ------------  ------------  ------------      ------------   ------------


Operating Expenses                584,474             --            --       152,998        (1) 10,000        747,472
                             ------------   ------------  ------------  ------------      ------------   ------------

Operating (Loss)                 (584,057)            --            --      (152,998)          (10,000)      (747,055)

Interest income                    12,342             --            --            --                --         12,342
Interest expense                   (2,145)                          --            --                --         (2,145)
                             ------------   ------------  ------------  ------------      ------------   ------------

Net (Loss)                   $   (573,860)  $         --  $         --  $   (152,998)     $    (10,000)  $   (736,858)
                             ============   ============  ============  ============      ============   ============

Net (Loss) per Common Share                                                                              $       (.02)
                                                                                                         ============

Weighted Average Number of
 Common Shares Outstanding                                                                                 30,281,500
                                                                                                         ============



          The accompanying notes are an integral part of the pro forma financial statements.

                           IDMEDICAL.COM, INC. (IDMD)
                          TOOLTRUST CORPORATION (TOOL)
                        LOCALTOOLBOX CORPORATION (LOCAL)
                    CLEARDIALOG COMMUNICATIONS, INC. (CLEAR)

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)

(1)      General

         On October 19, 2001, IDMedical.Com, Inc. issued 20,000,000 shares of its common stock pursuant to the acquisition of ToolTrust Corporation. This business combination will be accounted for as a reverse acquisition.

(2)      Pro Forma Information

         The pro forma financial statements give effect to the acquisition of ToolTrust Corporation by IDMedical.Com, Inc. as if the acquisition had taken place at the beginning of the respective periods.

(3)      Pro Forma Adjustments

         (1) This entry gives effect to issuing 10,000,000 shares of ToolTrust Corporation common stock in exchange for services.

         (2) This entry gives effect to issuing 10,000,000 shares of ToolTrust Corporation common stock in exchange for LocalToolbox Corporation and ClearDialog Communications, Inc.

         (3) This entry gives effect to issuing 20,000,000 shares of IDMedical.Com, Inc. common stock in exchange for 100% ownership of ToolTrust, issuance of 173,333 shares of IDMedical.Com, Inc. common stock in exchange for $130,000 cash, and to eliminating stockholders' equity.

(4)      ToolTrust Corporation Acquisition of Subsidiaries

         On October 19, 2001, ToolTrust Corporation (TOOL) acquired LocalToolbox Corporation (LOCAL) and ClearDialog Communications, Inc. (CLEAR). TOOL issued 10,000,000 shares of its common stock to shareholders of LOCAL and CLEAR in exchange for all of the issued and outstanding stock of LOCAL and CLEAR.

(5)      ToolTrust Corporation Unaudited Financial Statements

         ToolTrust Corporation (TOOL) was formed on April 6, 2001 for the purpose of facilitating a combination of LOCAL and CLEAR with IDMedical.Com, Inc. As of September 30, 2001, TOOL had agreed to but not issued any stock. TOOL also had no operations nor any other activity. Because there was no activity, the financial statements for TOOL at September 30, 2001 reflected no balances and were unaudited.